King Pharmaceuticals Contacts: Investor Relations: Jack Howarth (908) 429-8350

Acura Pharmaceuticals Contact: Peter A. Clemens, SVP Investor Relations & CFO (847) 705-7709

FOR IMMEDIATE RELEASE

ACURA PHARMACEUTICALS AND KING PHARMACEUTICALS PROVIDE UPDATE ON ACUROX® NDA

PALATINE, ILLINOIS and BRISTOL, TENNESSEE, September 3, 2009 – Acura Pharmaceuticals, Inc. (NASDAQ: ACUR) and King Pharmaceuticals, Inc. (NYSE: KG) announced today that they met with the U.S. Food and Drug Administration ("FDA") on September 2, 2009 to discuss the FDA’s June 30, 2009 Complete Response Letter regarding the New Drug Application for Acurox® (oxycodone HCl and niacin) Tablets CII (NDA).  The FDA and the Companies agreed to take the NDA to an FDA Advisory Committee to consider the evidence to support the potential opioid abuse deterrent effects of Acurox® Tablets.  The FDA indicated that no new clinical trials are required at this time.  The FDA has not yet set a meeting date for the Advisory Committee’s review of the NDA.  The Companies do not expect the meeting to be convened before the end of this year.

About ACUROX® Tablets
ACUROX® is an investigational, patented, orally administered, immediate release tablet containing oxycodone HCl as its sole active analgesic ingredient with a proposed indication for the relief of moderate-to-severe pain. ACUROX® utilizes Acura’s proprietary Aversion® Technology, which is designed to discourage some common methods of misuse and abuse. The clinical significance of Aversion® Technology has not been established.

About Acura Pharmaceuticals, Inc.
Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of innovative Aversion® (abuse deterrent) Technology and related product candidates.  Acura entered into a License, Development and Commercialization Agreement with King Pharmaceuticals Research and Development, Inc. (“King”), a wholly-owned subsidiary of King Pharmaceuticals, Inc., in October 2007 pursuant to which Acura and King are now jointly developing ACUROX® Tablets and three additional opioid analgesic product candidates utilizing Aversion® Technology.

About King Pharmaceuticals, Inc.
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products and technologies that complement the Company’s focus in specialty-driven markets, particularly neuroscience and hospital. King’s wholly owned subsidiary, Alpharma Inc., is also a leader in the development, registration, manufacture, and marketing of pharmaceutical products for food-producing animals.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this press release include statements concerning the Companies’ expectation of and timing for any such Advisory Committee meeting.  Acura Pharmaceuticals, Inc. and King Pharmaceuticals, Inc. disclaim any intent or obligation to update these forward-looking statements, and claim the protection of the Safe Harbor for forward-looking statements contained in the Act.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risk factors include: but are not limited to, our ability to gain FDA approval of the Acurox® Tablets NDA, and the timing of any such approval; whether additional clinical studies will be required to support FDA approval of the Acurox® Tablets NDA; the Companies’ ability to gain FDA approval of product labeling for the proposed indication or the abuse deterrent features and benefits of Acurox®; and the benefits of Acurox® and the ability of Acurox® to deter abuse in actual practice.  Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of each of the Companies’ Annual Reports on Form 10-K for the fiscal year ended December 31, 2008 and their respective Quarterly Reports on Form 10-Q for each of the quarters ended March 31 and June 30, 2009, each of which is on file with the U.S. Securities and Exchange Commission.

ADMINISTRATIVE OFFICES

KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620

ACURA PHARMACEUTICALS, INC.
616 N. NORTH COURT, PALATINE, ILLINOIS  60067